UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2026

MACOM Technology Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 656-2500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MTSI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2026, the Board of Directors (the “Board”) of MACOM Technology Solutions Holdings, Inc. (the “Company”) appointed Bryan Ingram to the Board as a director to hold office until the 2026 annual meeting of stockholders, and is expected to be nominated for reelection to the Board for a one-year term at the 2026 annual meeting of stockholders. The Board determined that Mr. Ingram is an independent director in accordance with applicable Nasdaq listing rules and the rules and regulations of the U.S. Securities and Exchange Commission.

Mr. Ingram’s extensive experience in the semiconductor industry, as well as supply chain expertise, financial expertise and experience on public company boards of directors allow him to bring a broad and diverse perspective to the Board. Since 2018, Mr. Ingram has served as a director, member of the nominating and governance and cybersecurity committee and chairman of the compensation committee of Penguin Solutions Inc., a designer of large Al and high-performance computing (HPC) infrastructures. Since 2021, Mr. Ingram has served as a director and member of the audit and compensation committees of Aviat Networks, Inc., a leader in wireless transport and access solutions. Mr. Ingram also served as a director for Anokiwave Inc., a provider of integrated IC solutions that enabled emerging markets and Active Antenna-based solutions from 2020 until its acquisition by Qorvo, Inc. in 2024. Mr. Ingram previously served as Senior Vice President and General Manager of Broadcom Inc.’s Wireless Semiconductor Division, a global technology leader that designs, develops and supplies a broad range of semiconductor, enterprise software and security solutions, from November 2015 to October 2019. From April 2013 to October 2015, Mr. Ingram served as the Chief Operating Officer for Avago Technologies Limited (“Avago”), a global semiconductor leader that specialized in analog, mixed-signal and optoelectronic components for wired, wireless, storage and industrial markets. From 2005 until 2013, Mr. Ingram served as the Senior Vice President and General Manager of the Wireless Semiconductor Division of Avago. Prior to that, Mr. Ingram served in various positions at other organizations including, most recently, Vice President and General manager of Agilent Semiconductor Products Group’s Wireless Semiconductor Division. Mr. Ingram holds a Bachelor of Science in Electrical Engineering from the University of Illinois and a Master of Science in Electrical Engineering from Johns Hopkins University.

Mr. Ingram will be compensated for his service as a director in accordance with the Company’s non-employee director compensation program as generally described in the Company’s proxy statement for its 2025 annual meeting of stockholders, as filed with the SEC on January 16, 2025. Mr. Ingram has entered into the Company’s standard indemnification agreement.

Item 7.01. Regulation FD Disclosure.

On January 12, 2026, the Company issued a press release announcing the appointment of Mr. Ingram to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: January 12, 2026	By:	/s/ Ambra R. Roth
Ambra R. Roth
Senior Vice President, General Counsel and Secretary